EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form SB-2/A, dated August 1, 2003 the reference to our report dated March 10, 2003 with respect to the Financial Statements of Warning Model Management, Inc. (formerly Famous Fixins, Inc.), for the year ended December 31, 2002 and 2001.





     /s/ Pohl, McNabola, Berg & Company LLP

     Pohl, McNabola, Berg & Company LLP

     October 16, 2003
     San Francisco, California